EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Venture Catalyst Incorporated (the “Company”) on Form 10-QSB for the quarterly period ending September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin McIntosh, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2002	By:	/s/ KEVIN MCINTOSH

Kevin McIntosh Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)